Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$98,580
Unrealized Gain (Loss) on Market Value of Commodity Futures	18,690
Dividend Income	156
Interest Income	46
Total Income (Loss)	$117,472

Expenses
General Partner Management Fees	$5,704
Professional Fees	12,968
Brokerage Commissions	171
Directors' Fees and insurance	1,114
NYMEX License Fee	114
Total Expenses	20,071
Expense Waiver	(13,225)
Net Expenses	$6,846
Net Income (Loss)	$110,626

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/21	$8,857,089
Net Income (Loss)	110,626

Net Asset Value End of Month	$8,967,715
Net Asset Value Per Share (1,050,000 Shares)	$8.54

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596